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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-64893) of Evenflo Company, Inc. on Form S-4 of our report dated February 19, 1999 (May 6, 1999, with respect to the Note to the table in Note G) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedules of Evenflo Company, Inc. and subsidiaries listed in Item 21 (b). These consolidated financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Dayton, Ohio

May 6, 1999